SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       MEDIWARE INFORMATION SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

        New York                                      11-2209324
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)

            1121 Old Walt Whitman Road, Melville, New York 11747-3005
               (Address of Principal Executive Offices) (Zip Code)

                            Stock Option Plan of 1982
                              Equity Incentive Plan
                  Stock Option Plan for Non-Employee Directors
                            (Full title of the plan)

                                   Les N. Dace
                President, Treasurer and Chief Financial Officer
                       Mediware Information Systems, Inc.
                           1121 Old Walt Whitman Road
                          Melville, New York 11747-3005
                     (Name and address of agent for service)

                                 (516) 423-7800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
Title of            Amount to Be     Proposed          Proposed     Amount of
Securities          Registered(1)    Maximum           Maximum      Registration
To Be Registered                     Offering Price    Aggregate    Fee(1)
                                     Per Share(1)      Offering
                                                       Price(1)
- --------------------------------------------------------------------------------
Common
Stock, Par
Value $.10
Per Share           1,200,000(2)     $3.625            $4,350,000   $1,500

- --------------------------------------------------------------------------------

(1) Calculated under Rule 457(h) with respect to the estimated maximum number of registrant's securities issuable under the Plans and a price per share of $3.625, the average of the high and low prices on the NASDAQ Over-the-Counter Market on July 1, 1996.

(2) Subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.           Incorporation of Documents by Reference
                  _______________________________________

         The following documents filed by Mediware Information Services, Inc. ("Company") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are hereby incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-KSB for the year ended June 30, 1995.

         2. The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1995, and December 31, 1995, and March 31, 1996, and the Company's Quarterly Report on Form 10-QSB/A for the fiscal quarter ended March 31, 1996.

         3.       The   Company's   Current  Report  on  Form  8-K  filed  on
                  July 1, 1996.

         4. The description of the Company's Common Stock contained in its registration statement filed under the Exchange Act as updated by the Company's Annual Report on Form 10-KSB and Plan Information Document. See Item 4.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The Company will provide without charge to each person to whom a copy of the material describing the Plans is delivered, upon written or oral request, a copy of each document incorporated by reference in this Item 3 of Part II of the Registration Statement (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Such documents are incorporated by reference in the documents comprising the prospectus. The Company will also provide without charge, upon written or oral request, copies of other documents required to be delivered to participating employees pursuant to Rule 428(b) under the Securities Act of 1933. Requests for such copies should be directed to Mediware Information Services, Inc. Stock Option Plan of 1992, Mediware Information Services, Inc. Equity Incentive Plan or Mediware Information Services, Inc. Stock Option Plan for Non-Employee Directors, as the case may be, at Mediware Information Services, Inc., 1121 Old Walt Whitman Road, Melville, New York 11747-3005, telephone:
(516) 423-7800.




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Item 4.           Description of Securities
                  _________________________

         The Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel
                  ______________________________________

         Jonathan H. Churchill, a Director of the Company, is of counsel with Winthrop, Stimsom, Putnam & Roberts, counsel for the Company. Mr. Churchill holds 17,024 shares and options to purchase 7,363 shares of Common Stock of the Company.

Item 6.           Indemnification of Directors and Officers
                  _________________________________________

         Article X of the Company's by-laws as amended provides that the Company will indemnify to the fullest extent permitted by the New York Business Corporation Law (the "NYBCL") any officer or Director of the Company. Article X of the Company's by-laws further requires the advancement of expenses and permits the maintenance of insurance in connection with claims for indemnification by officers and Directors. Other provisions of Article X contain procedures to be followed by Directors and officers claiming indemnification and by the Company's representatives in determining an indemnitee's entitlement. The indemnification of officers and Directors under Article X of the Company's by-laws is intended to be as extensive as is permitted under applicable law. No statute, charter provisions, by-laws, contract or other arrangements that insures or indemnifies a Director or officer of the Company affects his or her liability in such capacity.

Item 7.           Exemption from Registration Claimed
                  ___________________________________

         No restricted securities will be reoffered or resold pursuant to the Registration Statement.

Item 8.           Exhibits
                  ________

Exhibit No.                       Description
___________                       ___________

   4                       Restated Certificate of Incorporation of the Company.

   5                       Opinion of Winthrop, Stimson, Putnam & Roberts.

   15                      Not Applicable.

   23                      Consent of Richard A. Eisner & Company, LLP.

   24                      Powers of attorney.

   28                      Not applicable.

   99                      Not applicable.

Item 9.      Undertakings
             ____________

             (a)      The undersigned registrant will:

               (1) File, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to;

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 3rd day of July, 1996.

                                   MEDIWARE INFORMATION SYSTEMS, INC.




                                   By/s/ Lawrence Auriana
                                     _________________________________
                                      Lawrence Auriana
                                      Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                                  Date
_________                  _____                                  ____

                           President, CFO &CEO
                           (Principal Executive
Les Dace*                  Officer/Director)                     July 3, 1996
________________________
(Les Dace)


/s/ Lawrence Auriana       Chairman of the Board, Treasurer      July 3, 1996
________________________   and Director
(Lawrence Auriana)


Jonathan Churchill*        Director                              July 3, 1996
________________________
(Jonathan H. Churchill)


Roger Clark*               Director                              July 3, 1996
________________________
(Roger Clark)

Joseph Delario*
________________________   Director                              July 3, 1996
(Joseph Delario)


John Frieberg*             Director                              July 3, 1996
________________________
(John C. Frieberg)


________________________   Director
(Walter Kowsh, Jr.)


________________________   Director
(Hans Utsch)


Clinton Weiman*            Director                              July 3, 1996
________________________
Clinton Weiman)






* By /s/ Lawrence Auriana
_________________________
Lawrence Auriana,
Attorney-in-Fact

                                  EXHIBIT INDEX



Exhibit No.                    Description
__________                     ___________

   4 Restated Certificate of Incorporation of the Company.

   5                           Opinion of Winthrop, Stimson, Putnam
                               & Roberts

  23                           Consent of Richard A. Eisner &
                               Company, LLP

  24                           Powers of Attorney

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